October 21, 2015                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS 4TH QUARTER AND FISCAL YEAR 2015 RESULTS

•	Record quarterly net revenues of $1.34 billion

•	Quarterly net income of $129.2 million, or $0.88 per diluted share

•	Record annual net revenues of $5.20 billion and record annual net income of $502.1 million, or $3.43 per diluted share

•	Private Client Group financial advisors reach a record of 6,596, an increase of 331 over last year’s September and 89 over the preceding quarter

•	Record net loans of $13.0 billion, increases of 18 percent over September 2014 and $934 million over June 2015

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record quarterly net revenues of $1.34 billion and quarterly net income of $129.2 million, or $0.88 per diluted share, for the fiscal fourth quarter ended September 30, 2015. Net revenues in the quarter grew 4 percent over the prior year’s fiscal fourth quarter and 2 percent over the preceding quarter. Net income in the quarter declined 5 percent compared to the record set in the prior year’s fiscal fourth quarter and 3 percent compared to the preceding quarter. The quarterly decline in net income was largely attributable to a substantial increase in the loan loss provision associated with significant loan growth at Raymond James Bank.

For fiscal year 2015, record net revenues of $5.20 billion and record pre-tax income of $798.2 million both increased 7 percent over fiscal 2014.

“We are very proud that all of our core segments generated record net revenues in fiscal 2015,” said CEO Paul Reilly. “Additionally, despite significant growth investments made during the year, the Private Client Group segment, Asset Management segment and Raymond James Bank generated record pre-tax income in fiscal 2015.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $899.9 million, up 4 percent compared to the prior year’s fiscal fourth quarter and 1 percent compared to the preceding quarter

•	Quarterly pre-tax income of $87.7 million, down 12 percent compared to the record set in the prior year’s fiscal fourth quarter but up 2 percent compared to the preceding quarter

•	Record annual net revenues of $3.51 billion and record annual pre-tax income of $342.2 million

•	Second best year for financial advisor recruiting

•	Private Client Group assets under administration of $453.3 billion, up 1 percent over September 2014 but down 5 percent compared to June 2015

For the quarter, revenue growth from fee-based accounts was partially offset by a soft quarter for new issue activity. Financial advisor recruiting and retention results remain at high levels, but declines in the equity markets caused client assets in the segment to decline 5 percent compared to the preceding quarter.

For fiscal 2015, record results in the segment were driven by strong growth in assets in fee-based accounts and a significant net increase in the number of financial advisors to a record 6,596. Compared to fiscal 2014, the pre-tax margin in the segment declined slightly to 9.8 percent of net revenues, which was driven by the upfront costs associated with adding new advisors as well as continued investments in technology, products and services to help advisors expand their businesses.

“Our intense focus on serving financial advisors and their clients led to another record year of revenues and earnings in the Private Client Group segment,” Reilly explained. “We continue to experience significant interest from prospective financial advisors who are attracted by our unique culture and robust platform.”

Capital Markets

•	Quarterly net revenues of $259.9 million and quarterly pre-tax income of $40.2 million

•	Record annual net revenues of $960.0 million and the second highest annual pre-tax income of $107.0 million

•	Record annual net revenues driven by records for both M&A revenues and tax credit funds syndication fees as well as a 15 percent increase in fixed income commissions

While heightened equity market volatility during the quarter helped institutional equity commissions increase 15 percent over the preceding quarter, the volatility also created a significant headwind for equity underwriting activity, which declined 44 percent compared to the September 2014 quarter. Despite the softness in equity underwriting revenues, total investment banking revenues of $94.9 million represented the second best quarterly result behind the record set in the September 2014 quarter. Net trading profits grew 14 percent over the year-ago September quarter, driven by increased municipal trading results.

For the fiscal year, M&A revenues of $162 million and tax credit funds syndication fees of $44.6 million were both new records. Meanwhile, equity underwriting revenues declined by 26 percent, which was attributable to market-driven weakness in both the energy and real estate sectors. In the Fixed Income division, commissions increased 15 percent, helped by a strong year in the public finance business.

“The results achieved in the Capital Markets segment were satisfactory given the challenging equity underwriting environment and the higher-than-normal level of hiring during the year,” said Reilly. “Our activity levels in M&A and public finance remain strong.”

Asset Management

•	Record quarterly net revenues of $99.8 million, up 5 percent compared to the prior year’s fiscal fourth quarter and 1 percent compared to the preceding quarter

•	Quarterly pre-tax income of $32.6 million, down 8 percent compared to the prior year’s fiscal fourth quarter and up 3 percent compared to the preceding quarter

•	Record annual net revenues of $392.3 million and record annual pre-tax income of $135.1 million

•	Financial assets under management of $65.2 billion, up 1 percent compared to September 2014 but down 7 percent compared to June 2015

Financial assets under management in the quarter were negatively impacted by net outflows and lower equity markets, as the S&P 500 declined 7 percent during the quarter.

For the fiscal year, growth in the Private Client Group as well as increased penetration of assets in fee-based accounts lifted financial assets under management in the segment.

“We remain committed to expanding the Asset Management segment’s product offering, both organically and through acquisitions,” added Reilly. “Continued Private Client Group recruiting momentum also bodes well for growth in this segment.”

Raymond James Bank

•	Record quarterly net revenues of $107.0 million, an increase of 15 percent compared to the prior year’s fiscal fourth quarter and 3 percent compared to the preceding quarter

•	Quarterly pre-tax income of $65.1 million, a 2 percent increase compared to the prior year’s fiscal fourth quarter but down 17 percent compared to the record set in the preceding quarter

•	Record annual net revenues of $414.3 million and record annual pre-tax income of $278.7 million, representing increases of 18 percent and 15 percent over fiscal 2014, respectively

Compared to the preceding quarter, the Bank’s pre-tax income declined 17 percent, as the substantial increase in net loans contributed to a $13.3 million loan loss provision compared to a $3 million benefit in the preceding quarter. The credit quality of the loan portfolio continues to improve, as the portion of nonperforming assets to the Bank’s total assets decreased to 39 basis points, representing a 30 basis point improvement compared to September 2014 and a 7 basis point improvement compared to June 2015.

For the fiscal year, the Bank generated record net revenues and record pre-tax income, driven by prudent and opportunistic loan growth as well as an improvement in the net interest margin for the year of 9 basis points to 3.07 percent.

Other

For the quarter, total revenues in the Other segment were $10.5 million, representing an $18.4 million decline compared to the preceding quarter, which benefited from a realized gain on the sale of auction rate securities. For the fiscal year, total revenues in the Other segment increased 59 percent to $67.0 million, led by higher gains attributable to private equity investments.

“We are pleased with the record results our advisors and associates achieved in fiscal 2015, and we are excited by the significant opportunities to grow all of our businesses by expanding and strengthening our client relationships,” concluded Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 22, at 8:15 a.m. ET. For a listen only connection, please call: 877-671-8037 (conference code: 57955822), or visit raymondjames.com/analystcall for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on April 15, 2016, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,600 financial advisors serving in excess of 2.7 million client accounts in more than 2,700 locations throughout the United States, Canada and overseas. Total client assets are approximately $480 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	September 30, 2015	September 30, 2014	% Change	June 30, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,366,983	$1,310,778	4%	$1,348,713	1%
Net revenues	$1,340,983	$1,285,091	4%	$1,320,989	2%
Pre-tax income	$206,816	$212,414	(3)%	$208,130	(1)%
Net income	$129,186	$136,366	(5)%	$133,195	(3)%

Earnings per common share:
Basic	$0.90	$0.97	(7)%	$0.93	(3)%
Diluted	$0.88	$0.94	(6)%	$0.91	(3)%

	Twelve months ended
	September 30, 2015	September 30, 2014	% Change
	($ in thousands, except per share amounts)
Total revenues	$5,308,164	$4,965,460	7%
Net revenues	$5,200,210	$4,861,369	7%
Pre-tax income	$798,174	$748,045	7%
Net income	$502,140	$480,248	5%

Earnings per common share:
Basic	$3.51	$3.41	3%
Diluted	$3.43	$3.32	3%

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	September 30, 2015		September 30, 2014	% Change	June 30, 2015	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$874,209		$840,165	4%	$874,606	—
Investment banking	94,894		115,019	(17)%	76,988	23%
Investment advisory fees	99,226		91,772	8%	96,235	3%
Interest	139,538		126,009	11%	137,147	2%
Account and service fees	120,923		111,524	8%	113,866	6%
Net trading profit	16,355		14,374	14%	16,216	1%
Other	21,838		11,915	83%	33,655	(35)%
Total revenues	1,366,983		1,310,778	4%	1,348,713	1%
Interest expense	(26,000)		(25,687)	1%	(27,724)	(6)%
Net revenues	1,340,983		1,285,091	4%	1,320,989	2%
Non-interest expenses:
Compensation, commissions and benefits	903,548		869,893	4%	901,342	—
Communications and information processing	70,382		57,996	21%	69,267	2%
Occupancy and equipment costs	42,129		41,344	2%	40,269	5%
Clearance and floor brokerage	10,014		10,710	(6)%	9,648	4%
Business development	39,359		35,682	10%	40,127	(2)%
Investment sub-advisory fees	15,034		13,928	8%	15,293	(2)%
Bank loan loss provision (benefit)	13,277		5,483	142%	(3,009)	NM
Other	46,105		44,851	3%	46,757	(1)%
Total non-interest expenses	1,139,848		1,079,887	6%	1,119,694	2%
Income including noncontrolling interests and before provision for income taxes	201,135		205,204	(2)%	201,295	—
Provision for income taxes	77,630		76,048	2%	74,935	4%
Net income including noncontrolling interests	123,505		129,156	(4)%	126,360	(2)%
Net loss attributable to noncontrolling interests	(5,681)		(7,210)	21%	(6,835)	17%
Net income attributable to Raymond James Financial, Inc.	$129,186		$136,366	(5)%	$133,195	(3)%

Net income per common share – basic	$0.90		$0.97	(7)%	$0.93	(3)%
Net income per common share – diluted	$0.88		$0.94	(6)%	$0.91	(3)%
Weighted-average common shares outstanding – basic	143,172	(1)	140,490		143,252
Weighted-average common and common equivalent shares outstanding – diluted	146,279	(1)	144,521		146,493

(1)
During August and September 2015, we purchased 1,114,505 shares of our common stock in open market transactions, a total purchase price of $56.9 million, which reflects an average purchase price per share of $51.04. After the effect of these repurchases, approximately $93 million remains on the most recent Board of Directors authorization limit of $150 million for our securities repurchases. Refer to Part II, Item 2 in our Current Report on Form 10-Q filed with the SEC on August 7, 2015 (available at www.sec.gov), for information regarding securities repurchase programs and authorization levels. The effect of the share repurchase on the weighted-average common shares outstanding for the basic and diluted computations for the three months ended September 30, 2015 was to reduce the number of common shares outstanding by 434 thousand shares.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Twelve months ended
	September 30, 2015		September 30, 2014	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$3,443,038		$3,241,525	6%
Investment banking	323,660		340,821	(5)%
Investment advisory fees	385,238		362,362	6%
Interest	543,207		480,886	13%
Account and service fees	457,913		407,707	12%
Net trading profit	58,512		64,643	(9)%
Other	96,596		67,516	43%
Total revenues	5,308,164		4,965,460	7%
Interest expense	(107,954)		(104,091)	4%
Net revenues	5,200,210		4,861,369	7%
Non-interest expenses:
Compensation, commissions and benefits	3,525,378		3,312,635	6%
Communications and information processing	266,396		252,694	5%
Occupancy and equipment costs	163,229		161,683	1%
Clearance and floor brokerage	42,748		39,875	7%
Business development	158,966		139,672	14%
Investment sub-advisory fees	59,569		52,412	14%
Bank loan loss provision	23,570		13,565	74%
Other	183,642		172,885	6%
Total non-interest expenses	4,423,498		4,145,421	7%
Income including noncontrolling interests and before provision for income taxes	776,712		715,948	8%
Provision for income taxes	296,034		267,797	11%
Net income including noncontrolling interests	480,678		448,151	7%
Net loss attributable to noncontrolling interests	(21,462)		(32,097)	33%
Net income attributable to Raymond James Financial, Inc.	$502,140		$480,248	5%

Net income per common share – basic	$3.51		$3.41	3%
Net income per common share – diluted	$3.43		$3.32	3%
Weighted-average common shares outstanding – basic	142,548	(1)	139,935
Weighted-average common and common equivalent shares outstanding – diluted	145,939	(1)	143,589

(1)
During August and September 2015, we purchased 1,114,505 shares of our common stock in open market transactions, a total purchase price of $56.9 million, which reflects an average purchase price per share of $51.04. After the effect of these repurchases, approximately $93 million remains on the most recent Board of Directors authorization limit of $150 million for our securities repurchases. Refer to Part II, Item 2 in our Current Report on Form 10-Q filed with the SEC on August 7, 2015 (available at www.sec.gov), for information regarding securities repurchase programs and authorization levels. The effect of the share repurchase on the weighted-average common shares outstanding for the basic and diluted computations for the twelve months ended September 30, 2015 was to reduce the number of common shares outstanding by 109 thousand shares.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	September 30, 2015	September 30, 2014		% Change	June 30, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$901,954	$866,432	(1)	4%	$894,727	1%
Capital Markets	263,289	264,261	(1)	—	237,680	11%
Asset Management	99,827	94,918		5%	98,899	1%
RJ Bank	110,398	95,547		16%	107,244	3%
Other (2)	10,505	5,148		104%	28,890	(64)%
Intersegment eliminations	(18,990)	(15,528)			(18,727)
Total revenues	$1,366,983	$1,310,778		4%	$1,348,713	1%

Net revenues:
Private Client Group	$899,877	$864,286	(1)	4%	$892,162	1%
Capital Markets	259,855	260,392	(1)	—	233,133	11%
Asset Management	99,813	94,913		5%	98,848	1%
RJ Bank	106,994	93,068		15%	103,873	3%
Other (2)	(8,545)	(13,906)		39%	9,657	NM
Intersegment eliminations	(17,011)	(13,662)			(16,684)
Total net revenues	$1,340,983	$1,285,091		4%	$1,320,989	2%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$87,716	$100,180		(12)%	$86,363	2%
Capital Markets	40,221	39,540		2%	18,287	120%
Asset Management	32,605	35,280		(8)%	31,554	3%
RJ Bank	65,093	64,057		2%	78,008	(17)%
Other (2)	(18,819)	(26,643)		29%	(6,082)	(209)%
Pre-tax income (excluding noncontrolling interests)	$206,816	$212,414		(3)%	$208,130	(1)%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Twelve months ended
	September 30, 2015	September 30, 2014		% Change
	($ in thousands)
Total revenues:
Private Client Group	$3,519,558	$3,289,503	(1)	7%
Capital Markets	975,064	968,635	(1)	1%
Asset Management	392,378	369,690		6%
RJ Bank	425,988	360,317		18%
Other (2)	66,967	42,203		59%
Intersegment eliminations	(71,791)	(64,888)
Total revenues	$5,308,164	$4,965,460		7%

Net revenues:
Private Client Group	$3,507,806	$3,279,883	(1)	7%
Capital Markets	960,035	953,215	(1)	1%
Asset Management	392,301	369,666		6%
RJ Bank	414,295	351,770		18%
Other (2)	(10,198)	(35,253)		71%
Intersegment eliminations	(64,029)	(57,912)
Total net revenues	$5,200,210	$4,861,369		7%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$342,243	$330,278		4%
Capital Markets	107,009	130,565		(18)%
Asset Management	135,050	128,286		5%
RJ Bank	278,721	242,834		15%
Other (2)	(64,849)	(83,918)		23%
Pre-tax income (excluding noncontrolling interests)	$798,174	$748,045		7%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)	Certain prior period amounts have been reclassified to conform to the current period’s presentation.

(2)	The Other segment includes the results of our principal capital and private equity activities as well as certain corporate overhead costs of RJF.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	September 30, 2015	September 30, 2014	% Change	June 30, 2015		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$748,452	$725,791	3%	$750,430		—
Capital Markets segment institutional sales commissions:
Equity commissions	62,712	63,806	(2)%	54,575		15%
Fixed Income commissions	69,261	57,246	21%	75,557		(8)%
All other segments	65	58	12%	75		(13)%
Intersegment eliminations	(6,281)	(6,736)		(6,031)
Total securities commissions and fees	$874,209	$840,165	4%	$874,606		—

Investment banking revenues:
Equity:
Underwritings	$17,947	$32,019	(44)%	$22,466		(20)%
Mergers & acquisitions and advisory fees	42,637	57,353	(26)%	31,136		37%
Fixed Income investment banking revenues	13,742	16,407	(16)%	10,897		26%
Tax credit funds syndication fees	20,413	9,244	121%	12,345		65%
Other	155	(4)	NM	144		8%
Total investment banking revenues	$94,894	$115,019	(17)%	$76,988		23%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$12,008	$4,486	168%	$13,126		(9)%
Realized gain on sale or redemptions of auction rate securities	—	920	NM	11,040	(2)	NM
All other revenues	9,830	6,509	51%	9,489		4%
Total other revenues	$21,838	$11,915	83%	$33,655		(35)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$8,636	$7,524	15%	$10,600		(19)%
All other expenses	37,469	37,327	—	36,157		4%
Total other expenses	$46,105	$44,851	3%	$46,757		(1)%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$3,021	$(127)	NM	$2,659		14%
Consolidation of low-income housing tax credit funds	(10,173)	(8,371)	(22)%	(10,898)		7%
Other	1,471	1,288	14%	1,404		5%
Total net loss attributable to noncontrolling interests	$(5,681)	$(7,210)	21%	$(6,835)		17%

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(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Twelve months ended
	September 30, 2015		September 30, 2014		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,936,502		$2,758,431		6%
Capital Markets segment institutional sales commissions:
Equity commissions	247,414		260,934		(5)%
Fixed Income commissions	283,828		246,131		15%
All other segments	285		306		(7)%
Intersegment eliminations	(24,991)		(24,277)
Total securities commissions and fees	$3,443,038		$3,241,525		6%

Investment banking revenues:
Equity:
Underwritings	$74,229		$100,091		(26)%
Mergers & acquisitions and advisory fees	162,270		151,000		7%
Fixed Income investment banking revenues	42,149		55,275		(24)%
Tax credit funds syndication fees	44,608		34,473		29%
Other	404		(18)		NM
Total investment banking revenues	$323,660		$340,821		(5)%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$47,654		$21,694		120%
Realized gain on sale or redemptions of auction rate securities	11,067	(2)	7,090	(3)	56%
All other revenues	37,875		38,732		(2)%
Total other revenues	$96,596		$67,516		43%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$38,319		$40,862		(6)%
All other expenses	145,323		132,023		10%
Total other expenses	$183,642		$172,885		6%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$14,100		$5,610		151%
Consolidation of low-income housing tax credit funds	(41,681)		(46,461)		10%
Other	6,119		8,754		(30)%
Total net loss attributable to noncontrolling interests	$(21,462)		$(32,097)		33%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(2)	Total includes an $11 million realized gain on the sale of Jefferson County, Alabama Limited Obligation School Warrants auction rate securities during the June quarter of fiscal year 2015.

(3)
Total includes a $5.5 million realized gain on the redemption by the issuer of Jefferson County, Alabama Sewer Revenue Refunding Warrants auction rate securities that resulted from the resolution of the Jefferson County, Alabama bankruptcy proceedings during the December quarter of fiscal year 2014.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	September 30, 2015			September 30, 2014		June 30, 2015
Total assets	$26.5	bil.		$23.3	bil.	$24.8	bil.
Shareholders’ equity (attributable to RJF)	$4,522	mil.		$4,141	mil.	$4,473	mil.

Book value per share	$31.68			$29.40		$31.16
Tangible book value per share (a non-GAAP measure) (1)	$29.17			$26.98		$28.81

Return on equity - quarter (annualized)	11.5%			13.4%		12.0%
Return on equity - year to date (annualized)	11.5%			12.3%		11.5%

Common equity tier 1 capital ratio	22.0%		(2)	n/a		21.3%
Tier 1 capital ratio	22.0%		(2)	19.7%		21.3%
Total capital ratio	23.0%		(2)	20.6%		22.2%
Tier 1 leverage ratio	16.1%		(2)	16.4%		16.7%

Pre-tax margin on net revenues - quarter	15.4%			16.5%		15.8%
Pre-tax margin on net revenues - year to date	15.3%			15.4%		15.3%

Effective tax rate - quarter	37.5%			35.8%		36.0%
Effective tax rate - year to date	37.1%			35.8%		36.9%

Private Client Group financial advisors:
	As of
	September 30, 2015	September 30, 2014	June 30, 2015
Raymond James & Associates	2,571	2,462	2,541
Raymond James Financial Services	3,544	3,329	3,487
Raymond James Limited	383	391	385
Raymond James Investment Services	98	83	94
Total advisors	6,596	6,265	6,507

Selected client asset metrics:
	As of
	September 30, 2015	September 30, 2014	% Change	June 30, 2015	% Change
	($ in billions)
Client assets under administration	$480.0	$475.0	1%	$499.8	(4)%
Private Client Group assets under administration	$453.3	$450.6	1%	$475.4	(5)%
Private Client Group assets in fee-based accounts	$179.4	$167.7	7%	$186.2	(4)%
Financial assets under management	$65.2	$64.6	1%	$70.2	(7)%
Secured client lending (3)	$3.4	$2.8	21%	$3.2	6%

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $377 million, $355 million, and $354 million as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively, which are net of their related deferred tax balance in the amounts of $18.6 million, $17.4 million, and $13.2 million as of September 30, 2015, June 30, 2015, and September 30, 2014, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that is useful to investors because it allows them to better assess the capital strength of the company.

(2)	Estimated. Basel III rules became effective for RJF on January 1, 2015. The ratios for all periods prior to that date are computed based on Basel 2.5 rules in effect during such periods.

(3)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	September 30, 2015	September 30, 2014	% Change	June 30, 2015	% Change
	($ in thousands)
Net interest income	$104,945	$93,027	13%	$102,054	3%
Net revenues	$106,994	$93,068	15%	$103,873	3%
Bank loan loss provision (benefit)	$13,277	$5,483	142%	$(3,009)	NM
Pre-tax income	$65,093	$64,057	2%	$78,008	(17)%
Net charge-offs (recoveries)	$995	$(189)	NM	$(3,501)	NM
Net interest margin (% earning assets)	3.03%	3.02%	—	3.09%	(2)%

	Twelve months ended
	September 30, 2015	September 30, 2014	% Change
	($ in thousands)
Net interest income	$403,578	$346,757	16%
Net revenues	$414,295	$351,770	18%
Bank loan loss provision	$23,570	$13,565	74%
Pre-tax income	$278,721	$242,834	15%
Net (recoveries) charge-offs	$(2,757)	$1,747	NM
Net interest margin (% earning assets)	3.07%	2.98%	3%

RJ Bank Balance Sheet data:
	As of
	September 30, 2015		September 30, 2014	June 30, 2015
	($ in thousands)
Total assets (1)	$14,665,433		$12,547,902	$13,811,404
Total equity	$1,519,263		$1,310,098	$1,487,147
Total loans, net	$12,988,021		$10,964,299	$12,053,678
Total deposits (1)	$12,377,599		$10,537,672	$11,518,724
Available for Sale (AFS) securities, at fair value	$374,966		$361,554	$303,824
Net unrealized loss on AFS securities, before tax	$(3,288)		$(6,894)	$(4,117)
Common equity tier 1 capital ratio	13.0%	(2)	n/a	13.6%
Tier 1 capital ratio	13.0%	(2)	11.2%	13.6%
Total capital ratio	14.3%	(2)	12.5%	14.8%
Tier 1 leverage ratio	10.9%	(2)	10.7%	11.1%
Commercial and industrial loans (3)	$6,928,018		$6,422,347	$6,539,642
Commercial Real Estate (CRE) and CRE construction loans (3)	$2,216,510		$1,783,358	$1,889,047
Residential mortgage loans (3)	$1,962,654		$1,751,793	$1,950,603
Securities based loans (3)	$1,481,464		$1,023,702	$1,391,086
Tax-exempt loans (3)	$484,537		$122,218	$385,234
Loans held for sale (3) (4)	$108,872		$42,012	$83,583

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	September 30, 2015	September 30, 2014	June 30, 2015
	($ in thousands)
Allowance for loan losses	$172,257	$147,574	$160,631
Allowance for loan losses (as % of loans)	1.32%	1.33%	1.33%
Nonperforming loans (5)	$52,619	$80,665	$59,218
Other real estate owned	$4,631	$5,380	$4,892
Total nonperforming assets	$57,250	$86,045	$64,110
Nonperforming assets (as % of total assets)	0.39%	0.69%	0.46%
Total criticized loans (6)	$282,499	$204,801	$263,499
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.69%	2.34%	1.85%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated. Basel III rules became effective for RJ Bank on January 1, 2015. The ratios for all periods prior to that date are computed based on Basel I rules in effect during such periods.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.